Form 4
Exhibit 99.1 Schedule A
Reporting Person Everest Hill Group Inc.
CIK 0001449359
Issuer AdaptHealth Corp. AHCO
Transactions 24 October 2022

Securities are all Common Stock.
Transaction Dates are all as indicated below.
Code for all transactions is S.
Disposition categorization for all transactions is D.
Prices for all transaction are as indicated below.
Beneficial ownership following each transaction is as indicated below. All shares are indirectly owned by Reporting Person (See Form 4 Remarks).

Date
Shares
Price
Ownership Post Transaction
10/24/2022
8,000
$22.000
14,372,481
10/24/2022
300
$22.010
14,372,181
10/24/2022
77
$22.015
14,372,104
10/24/2022
409
$22.050
14,371,395
10/24/2022
100
$22.060
14,371,595
10/24/2022
12
$22.070
14,371,583
10/24/2022
402
22.080
14,371,181
10/24/2022
100
$22.090
14,371,081
10/24/2022
3,539
$22.100
14,367,542
10/24/2022
400
$22.110
14,367,142
10/24/2022
544
$22.120
14,366,598
10/24/2022
522
$22.130
14,366,076
10/24/2022
200
$22.140
14,365,876